INTERNATIONAL SHIPHOLDING CORPORATION TO BEGIN TRADING ON THE OTCQX MARKET UNDER THE TICKER SYMBOL “ISHC”

Mobile, Alabama - December 21, 2015 -- On December 18, 2015, International Shipholding Corporation (the “Company”) (OTCQX: ISHC) was notified by the New York Stock Exchange (the “NYSE”) that it was not in compliance with the continued listing standards set forth in Section 802.01B of the NYSE Listed Company Manual because the Company has fallen below the NYSE’s continued listing standard requiring listed companies to maintain an average global market capitalization over a consecutive 30 trading day period of at least $15 million. The NYSE further informed the Company that trading in the Company’s common shares (NYSE:ISH) and Series A and Series B preferred shares (NYSE:ISHPRA and NYSE:ISHPRB, respectively) would cease immediately and be delisted pending NYSE’s application to the Securities and Exchange Commission to delist the Company’s common and preferred shares.

The Company expects that its common shares will be traded on the OTCQX® Best Market beginning Monday December 21, 2015, under the ticker symbol “ISHC” and that its Series A Preferred Shares will also be traded on the OTCQX Market beginning Monday December 21, 2015 under the ticker symbol “ISHCP”. The Company has also applied to trade on OTCQX for its Series B Preferred Shares. Upon acceptance, the Series B Preferred Shares are expected to trade under the ticker symbol “ISHCO”.  The transition to the OTCQX Market does not change the Company’s obligation to file periodic and other reports with the Securities and Exchange Commission under applicable federal securities laws.

About International Shipholding Corporation

International Shipholding Corporation, through its subsidiaries, operates a diversified fleet of U.S. and International Flag vessels that provide worldwide and domestic maritime transportation services to commercial and governmental customers primarily under medium to long-term charters and contracts.

For more information about the company, please visit www.intship.com.

Caution concerning forward-looking statements

Except for historical and factual information, the matters set forth in this release and future oral or written statements made by us or our management, including statements regarding our 2015 guidance, and other statements identified by words such as “estimates,” “expects,” “anticipates,” “plans,” and similar expressions, are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are based on current expectations only, and are subject to a number of assumptions, risks and uncertainties, many of which are beyond our control.  Actual events and results may differ materially from those anticipated, estimated, projected, expressed or implied by us if one or more of these risks or uncertainties materialize, or if our underlying assumptions prove incorrect.  Factors that could affect actual results include, but are not limited to: our ability to successfully and timely implement our restructuring or refinancing plans in full;  potential changes in such plans; our ability to maximize the usage of our vessels and other assets on favorable economic terms, including our ability to renew our time charters and contracts on favorable terms when they expire, to maximize our carriage of supplemental cargoes, and to improve the return on our dry bulk fleet if and when market conditions improve; our ability to  comply with each of our debt instruments, including all financial covenants, divestiture requirements and mandatory prepayment obligations; changes in domestic or international transportation markets that reduce the demand for shipping generally or for our vessels in particular, including changes in the rates at which competitors add or scrap vessels; industry-wide changes in cargo freight rates, charter rates, vessel design, vessel utilization or vessel valuations, or in charter hire, fuel or other operating expenses; unexpected out-of-service days affecting our vessels, whether due to drydocking delays, unplanned maintenance or modifications, accidents, equipment failures, obsolescence, adverse weather, natural disasters, or other causes; our ability to access the credit markets or sell assets on terms reasonable to us or at all, including our ability to sell vessels to reduce our leverage; political events in the United States and abroad; the appropriation of funds by the U.S. Congress, including the impact of any future cuts to federal spending; terrorism, piracy, quarantines and trade restrictions; changes in foreign currency rates or interest rates; the effects of more general factors, such as changes in tax laws or rates in pension or benefits costs, or in general market, labor or economic conditions; and each of the other economic, competitive, governmental, and technological factors detailed in our reports filed with the Securities and Exchange Commission.  You should be aware that new factors may emerge from time to time and it is not possible for us to identify all such factors.  Similarly, we cannot predict the impact of each such factor on our business or the extent to which any one or more factors may cause actual results to differ from those reflected in any of our forward-looking statements.  Accordingly, you are cautioned not to place undue reliance upon any of our forward-looking statements, which are inherently speculative and speak only as of the date made.  We undertake no obligation to update or revise, for any reason, any forward-looking statements made by us or on our behalf, whether as a result of new information, future events or developments, changed circumstances or otherwise.

Contact:

The IGB Group

Bryan Degnan

(646) 673-9701

bdegnan@igbir.com

Leon Berman

(212) 477-8438

lberman@igbir.com

International Shipholding Corporation

Niels M. Johnsen, Chairman (212) 943-4141

Erik L. Johnsen, President (251) 243-9221

Manny Estrada, V. P. and CFO (251) 243-9082